Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-219172) and Form S-8 (Nos. 333-35151, 333-90428, 333-118546, 333-127574, 333-137954, 333-148660, 333-162610, 333-167515, 333-176365, 333-176366, 333-190549, 333-198853, 333-202588, 333-206165, 333-214503, 333-219830 and 333-233023) of Heron Therapeutics, Inc. of our reports dated February 27, 2020 relating to the consolidated financial statements and the effectiveness of Heron Therapeutics, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

March 2, 2020